UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

NEUROCRINE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22705	33-0525145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12780 El Camino Real, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 617-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 19, 2016, W. Thomas Mitchell notified Neurocrine Biosciences, Inc. (the “Company”) of his retirement from board service, in connection with which Mr. Mitchell submitted his resignation as a member of the Company’s Board of Directors (the “Board”) and as a member of all committees of the Board on which he served, effective immediately.

(e) As discussed below in Item 5.07, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at which the Company’s stockholders approved the Company’s 2011 Equity Incentive Plan, as amended (the “2011 Plan”), to, among other things, increase the number of shares of the Company’s common stock available for issuance under the 2011 Plan from 13,500,000 to 15,500,000. A summary of the material terms of the 2011 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 2, 2016 (the “Proxy Statement”). That summary is qualified in its entirety by reference to the text of the 2011 Plan, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Certificate of Incorporation

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to increase the authorized number of shares of the Company’s common stock from 110,000,000 to 220,000,000 shares. A copy of the amendment, which was filed with the Secretary of State of the State of Delaware on May 20, 2016, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Amendment to Bylaws

On May 19, 2016, the Board amended Section 3.2 of the Company’s Bylaws, as amended (the “Bylaws”), to provide that the Board shall consist of nine members. Prior to the amendment, Section 3.2 of the Bylaws provided that the Board shall consist of ten members. The reduction in the authorized number of directors was due to the resignation of Mr. Mitchell as described in Item 5.02(b) above. A copy of the amendment is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2016, the Company held its Annual Meeting. As of the close of business on April 12, 2016, the record date for the Annual Meeting, there were 86,624,723 shares of common stock entitled to vote, of which there were 69,584,583 shares present at the Annual Meeting in person or by proxy. At the Annual Meeting, stockholders voted on five matters: (i) the election of three Class II Directors for a term of three years expiring at the 2019 Annual Meeting of Stockholders, (ii) an advisory vote on the compensation paid to the Company’s named executive officers, (iii) the approval of an amendment to the Charter to increase the authorized number of shares of the Company’s common stock from 110,000,000 to 220,000,000 shares, (iv) the approval of the 2011 Plan to, among other things, increase the number of shares of the Company’s common stock available for issuance thereunder from 13,500,000 to 15,500,000, and (v) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The voting results were as follows:

•	Election of three Class II Directors for a term of three years expiring at the 2019 Annual Meeting of Stockholders.

Corinne H. Nevinny	For	68,920,299	Withheld	664,284
Richard F. Pops	For	45,707,154	Withheld	23,877,429
Stephen A. Sherwin, M.D.	For	63,678,175	Withheld	5,906,408

The three nominees for Class II Director were elected. The Class III Directors, Kevin C. Gorman, Ph.D., Gary A. Lyons and Alfred W. Sandrock, Jr. M.D., Ph.D., continue in office until the 2017 Annual Meeting of Stockholders or until their earlier death, resignation or removal. The Class I Directors, Joseph A. Mollica, Ph.D., George J. Morrow and William H. Rastetter, Ph.D., continue in office until the 2018 Annual Meeting of Stockholders, or until their earlier death, resignation or removal.

•	An advisory vote on the compensation paid to the Company’s named executive officers.

Shares Voted:	For	69,213,867	Against	339,463	Abstain	31,253
Percent of Voted:	For	99.46%	Against	0.48%	Abstain	0.04%

There were no broker non-votes for this proposal.

The compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, was approved on an advisory basis.

•	The approval of an amendment to the Charter to increase the authorized number of shares of the Company’s common stock from 110,000,000 to 220,000,000 shares.

Shares Voted:	For	62,105,056	Against	7,458,623	Abstain	20,904
Percent of Outstanding:	For	71.69%	Against	8.61%	Abstain	0.02%
Percent of Voted:	For	89.25%	Against	10.71%	Abstain	0.03%

There were no broker non-votes for this proposal.

The amendment to the Charter to increase the authorized number of shares of the Company’s common stock from 110,000,000 to 220,000,000 shares was approved.

•	Approval of the 2011 Plan, as amended.

Shares Voted:	For	57,358,803	Against	12,201,180	Abstain	24,600
Percent of Voted:	For	82.43%	Against	17.53%	Abstain	0.03%

There were no broker non-votes for this proposal.

The 2011 Plan, as amended, was approved.

•	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Shares Voted:	For	69,367,709	Against	200,509	Abstain	16,365
Percent of Voted:	For	99.68%	Against	0.28%	Abstain	0.02%

The appointment of Ernst & Young LLP was ratified.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of Certificate of Incorporation.

3.2	Certificate of Amendment of Bylaws.

99.1	Neurocrine Biosciences, Inc. 2011 Equity Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2016	NEUROCRINE BIOSCIENCES, INC.

/s/ Darin M. Lippoldt
Darin M. Lippoldt
Chief Legal Officer